Exhibit 99.(j)(1)

Spicer Jeffries llp

Certified Public Accountants

4601 DTC BOULEVARD ● SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338
www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent, in the Prospectus and the Statement of Additional Information of Altrius Global Dividend ETF (“DIVD”) (a “Fund”) to the reference to our Firm as the Trust’s “independent registered public accounting firm.”

Denver, Colorado

September 26, 2022